EXHIBIT 2.3

ROSS MILLER
Secretary of State
204 North Carson Street Ste 1 Carson City, Nevada 89701-4299
(775)684 5708
Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and Jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box / / and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

    Nuvo Solar Energy, Inc.
    Name of acquired entity

Colorado	Corporation
Jurisdiction	Entity type*

and,

    China Nuvo Solar Energy, Inc.
    Name of acquiring entity

Nevada	Corporation
Jurisdiction	Entity type*
2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

• Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must ben accompanied by appropriate fees	Nevada Secretary of State AM Exchange page 1 2007
revised on 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street Ste 1 Carson City, Nevada 89701-4299
(775)684 5708
Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200)(optIons a b,or c must be used for each entity) (If there are more than two constituent entitles, checkbox / / and attach an 81/2" x 11" blank sheet listing the entitles continued from article three):

    (a)  Owner's approval was not required from

        Name of acquired entity, if applicable

        and, or;

        China Nuvo Solar Energy, Inc.
        Name of acquiring entity, if applicable

    (b)  The plan was approved by the required consent of the owners of *

        Nuvo Solar Energy, Inc.
         Name of acquired entity, if applicable

        and, or;

        Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must ben accompanied by appropriate fees	Nevada Secretary of State AM Exchange page 2 2007
revised on 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street Ste 1 Carson City, Nevada 89701-4299
(775)684 5708
Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

    (c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

        The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

        Name of acquired entity, if applicable

        and, or;

        Name of acquiring entity, if applicable

4) Location of Plan of Exchange (check a or b):

        / / (a) The entire plan of exchange is attached; or,

        /X/(b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must ben accompanied by appropriate fees	Nevada Secretary of State AM Exchange page 3 2007
revised on 01/01/07

ROSS MILLER
Secretary of State
204 North Carson Street Ste 1 Carson City, Nevada 89701-4299
(775)684 5708
Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**

(If there are more than two constituent entities, check box / / and attach an 81/2 x 11" blank sheet listing the entities continued from article eight):

Nuvo Solar Energy, Inc.
Name of acquired entity, if applicable

Thomas B. Olson	Secretary	7/25/07
Signature	Title	Date

China Nuvo Solar Energy, Inc.
Name of acquiring entity

Thomas B. Olson	Secretary	7/25/07
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must ben accompanied by appropriate fees	Nevada Secretary of State AM Exchange page 4 2007
revised on 01/01/07